                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46561) dated March 20, 1992 pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-1237) dated February 27, 1996 pertaining to The 1985 Incentive Stock Option Plan of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-40769) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors of Health Care REIT, Inc., the Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-3 No. 333-107280) dated July 23, 2003, as amended on August 1, 2003, and the Registration Statement (Form S-3 No. 333-110902) dated December 3, 2003, as amended on December 11, 2003 of Health Care REIT, Inc. of our report dated January 16, 2004 (except for Note 16 as to which the date is September 3, 2004) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Current Report on Form 8-K.

Toledo, Ohio                                               /s/ ERNST & YOUNG LLP
September 3, 2004